Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2015, relating to the 2014 financial statements of Northern Oil and Gas, Inc. as of December 31, 2014 and for the years ended December 31, 2014 and 2013 appearing in the Annual Report on Form 10-K of Northern Oil and Gas, Inc. for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP

Minneapolis, MN
August 5, 2016